UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 26, 2019

ADAPTIVE BIOTECHNOLOGIES CORPORATION

(Exact name of registrant as specified in its charter)

Washington	1-38957	27-0907024
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1551 Eastlake Avenue East, Suite 200 Seattle, Washington		98102
(Address of principal executive offices)		(Zip Code)

(206) 659-0067

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.0001 per share	ADPT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 1, 2019, in connection with the closing of the initial public offering (the “Offering”) of Adaptive Biotechnologies Corporation (the “Company”), the Company’s amended and restated articles of incorporation (the “Articles”), as filed with the Secretary of State of the State of Washington, and the Company’s amended and restated bylaws (the “Bylaws”) became effective. The Company’s board of directors and shareholders previously approved the Articles and the Bylaws to be effective upon the closing of the Offering. The Articles and the Bylaws are filed as Exhibits 3.1 and 3.2 hereto and are incorporated herein by reference.

Item 8.01	Other Events.

On June 26, 2019, the Company issued a press release announcing the pricing of the Offering and on July 1, 2019, the Company issued a press release announcing the closing of the Offering (together, the “Press Releases”). The Press Releases are filed as Exhibits 99.1 and 99.2 hereto and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibits

3.1	Amended and Restated Articles of Incorporation of the Registrant

3.2	Amended and Restated Bylaws of the Registrant

99.1	Press Release, dated June 26, 2019, issued by the Registrant

99.2	Press Release, dated July 1, 2019, issued by the Registrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 1, 2019	Adaptive Biotechnologies Corporation

	By:	/s/ Chad Robins
Chad Robins
Chief Executive Officer